Exhibit (l)
Skadden, Arps, Slate, Meagher & Flom llp
FOUR TIMES SQUARE
NEW YORK 10036-6522

TEL: (212) 735-3000
February 23, 2012
The Cushing Royalty & Income Fund
8117 Preston Road, Suite 440
Dallas, TX 75225

Re:	The Cushing Royalty & Income Fund Registration Statement on Form N-2
Ladies and Gentlemen:
          We have acted as special counsel to The Cushing Royalty & Income Fund, an unincorporated statutory trust created under the Delaware Statutory Trust Act (the “Fund”), in connection with the issuance and sale by the Fund of up to 8,000,000 shares (including shares subject to an over-allotment option) of the Fund’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”).
          This opinion is being furnished in accordance with the requirements of Exhibit L of the Form N-2 registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).
          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:
          (a) the Notification of Registration of the Fund as an investment company under the 1940 Act on Form N-8A, dated August 1, 2011, as filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2011;
          (b) the registration statement on Form N-2 (File Nos. 333-175925 and 811-22593) of the Fund relating to the Common Shares filed on August 1, 2011 with the Commission under the Securities Act of 1933 (the “Securities Act”), and the 1940 Act, and as amended by Pre-Effective Amendment No. 1 on October 11, 2011, Pre-Effective Amendment No. 2 on November 16, 2011, Pre-Effective Amendment No. 3 on February 2, 2012 and Pre-Effective Amendment No. 4 on the date hereof (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

The Cushing Royalty & Income Fund
February 23, 2012
          (c) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Fund, as issuer, Cushing MLP Asset Management, LP, as investment adviser to the Fund (the “Adviser”), and the representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), filed as an exhibit to the Registration Statement;
          (d) the Certificate of Trust of the Fund, as certified by the Secretary of State of the State of Delaware;
          (e) a copy of the Fund’s Amended and Restated Agreement and Declaration of Trust, dated as of July 18, 2011 (the “Declaration”), as certified by the Secretary of the Fund;
          (f) the By-Laws of the Fund, adopted on July 18, 2011, as certified by the Secretary of the Fund; and
          (g) certain resolutions adopted by the Board of Trustees of the Fund relating to the issuance and sale of the Common Shares and related matters.
          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
          In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund and others and of public officials.
          In making our examination of documents, we have assumed that the parties thereto, other than the Fund, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Underwriting Agreement will be executed and delivered in substantially the form reviewed by us and that if a holder of Common Shares requests a certificate representing such holder’s Common Shares, such certificate will have been signed manually or by facsimile by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar.
          Members of our firm are admitted to the practice of law in the State of Delaware and we do not express any opinion as to any laws other than the Delaware Statutory Trust Act.
          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Underwriting Agreement has been duly

The Cushing Royalty & Income Fund
February 23, 2012
executed and delivered; and (iii) the Common Shares have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Common Shares will have been duly authorized, and the Common Shares will be validly issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the captions “Legal Matters” and “General Information — Counsel and Independent Registered Public Accounting Firm” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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